UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 16, 2008

Geeks On Call Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143931	20-8097265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Kempsville Road, Suite 106 Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 466-3448
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On July 10, 2008, Geeks On Call Holdings, Inc., a Delaware corporation executed a Letter of Credit Agreement (the “Agreement”) in the amount of Four Hundred Thousand Dollars ($400,000.00) with the Bank of Hampton Roads. This facility is secured by certain assets of the Company and is personally guaranteed by the Company’s Chief Executive Officer, Richard T. Cole.

Amounts advanced pursuant to the Agreement are payable on demand at the discretion of the lender and will accrue interest at the rate of 5.5% per annum. Monthly payments of accrued interest, payable in cash, are calculated on the amount of credit outstanding beginning on August 7, 2008. The Agreement contains customary representations and warranties and covenants.

Geeks On Call Holdings, Inc. also entered into Short Term Promissory Notes (the “Notes”) with two (2) private investment sources in the amount of Two Hundred Thousand Dollars ($200,000.00) each for the total principle sum of Four Hundred Thousand Dollars ($400,000.00), each bearing an interest rate at prime quoted by the Wall Street Journal plus two percent. The Notes are payable on demand ninety (90) days from the date of the Notes.

Item 2.03. Creation of a Direct Financial Obligation under on Off-Balance Sheet Arrangement of Registrant.

The information described in Item1.01 above is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 16, 2008	GEEKS ON CALL HOLDINGS, INC.

	By:	/s/ Richard T. Cole
Name: Richard T. Cole
Title: Chief Executive Officer